Exhibit 99.1

United Rentals, Inc.
Five Greenwich Office Park
Greenwich, CT 06831
tel:	203 622-3131
fax:	203 622-6080

ur.com

United Rentals to Present at ISI Annual Industrial Conference

on March 5, 2013

GREENWICH, Conn. – February 26, 2013 – United Rentals, Inc. (NYSE: URI) today announced that it will participate in the ISI Annual Industrial Conference on Tuesday, March 5, 2013. The conference will include a presentation by Michael Kneeland, chief executive officer, and William Plummer, chief financial officer.

The presentation, which is scheduled to begin at 2:15 p.m. (EDT), will be available via the following link: http://www.veracast.com/webcasts/isi/industrial2013/25109178.cfm

The presentation may also be accessed on www.ur.com, where it will be archived for 30 days.

About United Rentals

United Rentals, Inc. is the largest equipment rental company in the world, with an integrated network of 848 rental locations in 48 states and 10 Canadian provinces. The company’s approximately 11,200 employees serve construction and industrial customers, utilities, municipalities, homeowners and others. The company offers for rent approximately 3,400 classes of equipment with a total original cost of $7.40 billion. United Rentals is a member of the Standard & Poor’s MidCap 400 Index and the Russell 3000 Index® and is headquartered in Greenwich, Conn.

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Contact:

Fred Bratman

(203) 618-7318

Cell: (917) 847-4507

fbratman@ur.com